Exhibit 23.f

CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference of our report dated April 30, 2014, relating to the financial statements of Suspensys Sistemas Automotivos Ltda. as of July 31, 2013 and for the seven-month period ended July 31, 2013 and for the year ended December 31, 2011, appearing in Item 15 of Amendment No. 2 to the Annual Report on Form 10-K of Meritor, Inc. for the year ended September 30, 2013 in the following Registration Statements:

Form	Registration No.	Purpose
S-3	333-179405	Registration of debt securities, common stock, preferred stock, warrants and guarantees of debt securities
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-3	333-143615	Registration of convertible notes, guarantees and common stock
S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43118	Meritor, Inc. 1988 Stock Benefit Plan
S-3	333-43116	Meritor, Inc. 1998 Stock Benefit Plan
S-3	333-43112	Meritor, Inc. Employee Stock Benefit Plan
S-8	333-192458	Amended 2010 Long Term Incentive Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu Auditores Independentes
Porto Alegre, Brazil
June 9, 2014